UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2008
3DIcon Corporation
(Exact name of registrant as specified in charter)

Oklahoma (State or other jurisdiction of incorporation)	333- (Commission File Number)	73-1479206 (IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK (Address of principal executive offices)	74136 (Zip Code)

Registrant’s telephone number, including area code: (918) 494-0505

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
The Registrant is filing this Amendment No. 1 to Form 8-K in order to revise certain aspects of Exhibit 10.15 and the index to Exhibits in connection with its application for confidential treatment of certain portions of such exhibit.

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 28, 2008, 3DIcon Corporation (the “Company”) entered into an Employment Agreement with Dr. Hakki Refai (the “Employment Agreement”) pursuant to which Dr. Refai has agreed to serve as the Chief Technology Officer. Dr. Refai’s employment under the Employment Agreement commenced on July 28, 2008 and will continue for a term of one year from October 1, 2008, the date on which he will become a full-time employee of the Company. The term of the Employment Agreement will automatically extend for successive one year periods unless otherwise terminated by the parties in accordance with the terms of the Employment Agreement. The following represents the material terms of the Employment Agreement:

•
Annual salary of $175,000 until the achievement of certain technical milestones as provided in the Employment Agreement (the “Technical Milestones”). Upon achievement of the Technical Milestones, the annual salary shall increase to $200,000.

•
Commission which shall not exceed 3% of sales of the Company’s Pixel Precision and CSpace technologies products, which commission shall not exceed $30,000 for the 12 month period commencing on October 1, 2008 and $50,000 for the 12 month period commencing on October 1, 2009

•	Grant of 5,000,000 incentive stock options with a term of 10 years and an exercise price of $0.085 per share which vest as follows:
o	The first installment of 500,000 options are vested and exercisable on the date Dr. Refai commences full-time employment;
o	3,500,000 options, vesting in accordance with certain technical achievements, deliverables and milestones as provided in the Employment Agreement;
o
1,000,000 options vesting in accordance with certain non-technical, general milestones as provided in the Employment Agreement or upon severance of the Employment Agreement under certain conditions as provided in the Employment Agreement.

Prior to joining the Company and until Dr. Refai joins the Company on a full-time basis, Dr. Refai served as the co-principal investigator for the Static Volume / CSpace technologies being developed under the Sponsored Research Agreement with the University of Oklahoma. Dr. Refai is the lead inventor of the CSpace technology and the creator of the Company’s first product, Pixel Precision™. He authored the patent applications for the Static Volume Displays, Virtual Moving Screen Displays and Interaction of Micro-Mirror Device with Computer System. Dr. Refai received his BS degree in electrical engineering in 1992 from Aleppo University in Syria and his MS and PhD degrees in electrical and computer engineering in 2002 and 2005, respectively, from the University of Oklahoma.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions

Not applicable

(d)	Exhibits

No.	Description
10.15	Employment Agreement dated July 28, 2008 between 3DIcon Corporation and Dr. Hakki Refai*
99.1	Press Release of 3DIcon Corporation dated July 29, 2008**

*Certain portions have been redacted pursuant to a request for confidential treatment. Such redacted portions have been separately filed with the Securities and Exchange Commission.

**Incorporated by reference to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3DIcon Corporation

Dated: November 25, 2008	By:	/s/ Martin Keating
	Name:	Martin Keating
	Title:	Chief Executive Officer